UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2005

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Section 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 2, 2005, the Board of Directors of Plum Creek Timber Company, Inc. appointed Deanna W. Oppenheimer to serve as a member of the Board for a term expiring at the next annual meeting of stockholders. The Board also appointed Oppenheimer to serve as a member of the Audit Committee of the Board of Directors.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this document:

Exhibit No.

99.1	Press release of Plum Creek Timber Company, Inc. issued August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED: August 3, 2005